EXHIBIT 22(E)

                             UNDERWRITING AGREEMENT
                                     BETWEEN

                               CLIPPER FUNDS TRUST

                                       AND

                             DAVIS DISTRIBUTORS, LLC

THIS UNDERWRITING AGREEMENT, made as of the 19th day of December 2005, by and
Clipper Funds Trust, an open-end, management investment company organized as a statutory trust under the laws of the State of Delaware (hereinafter called the
"Trust"), and DAVIS DISTRIBUTORS, LLC, a limited liability company organized and existing under the laws of the State of Delaware (hereinafter called the
"Distributor").

                                   WITNESSETH:

WHEREAS, the Trust is engaged in business as an open-end management investment company and is registered as such under the federal Investment Company Act of
1940, as amended ("1940 Act"); and

WHEREAS, the Distributor is engaged principally in the business of distributing shares of the investment companies sponsored and managed by Davis Selected
Advisers, L.P. and is registered as a broker-dealer under the Securities
Exchange Act of 1934, as amended, ("1934 Act") and is a member of the National
Association of Securities Dealers, Inc. ("NASD"); and

WHEREAS, the Trust desires the Distributor to act as the distributor in the public offering of its shares of common stock, no par value ("Shares");

NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. DELIVERY OF TRUST DOCUMENTS. The Trust has furnished Distributor with copies, properly certified or authenticated, of each of the following:

(a) the Trust's Declaration of Trust; and

(b) Resolutions of the trustees of the Trust selecting Distributor as principal underwriter and approving this form of agreement.

The Trust shall furnish the Distributor from time to time with copies, properly certified or authenticated, of all the amendments of, or supplements to, the foregoing, if any.

The Trust shall furnish Distributor promptly with properly certified or authenticated copies of any registration statements filed by it with the
Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act") or 1940 Act, together with any financial statements and exhibits included therein, and all amendments or supplements thereto hereafter filed.

2. SALE OF SHARES. Subject to the provisions of this Agreement and to such minimum purchase requirements as may from time to time be currently indicated in the Trust`s prospectus, the Distributor is authorized to sell, as agent on behalf of the Trust, Shares authorized for issuance and registered under the
1933 Act and under the laws governing the sale of securities in the various states ("Blue Sky Laws"). Distributor may also purchase as principal such Shares for resale to the public. Such sale will be made by Distributor on behalf of the
Trust by accepting unconditional orders to purchase the Shares placed with
Distributor by investors or by selected dealers and such purchases will be made by Distributor only after acceptance by Distributor of such orders. The sales price to the public of such Shares shall be the public offering price as defined in Paragraph 5 hereof. The Distributor shall have the right to enter into selected dealer agreements with registered and qualified securities dealers and other financial institutions of its choice for the sale of Shares, provided that the Trust shall approve the forms of such agreements. Within the United States, the Distributor shall offer and sell Shares only to such selected dealers as are members in good standing of the NASD or are institutions exempt from registration under applicable federal securities laws. Shares sold to selected dealers shall be for resale by such dealers only at the public offering price as defined in Paragraph 5 hereof.

3. SALE OF SHARES BY THE TRUST. The rights granted to the Distributor shall be nonexclusive in that the Trust reserves the right to sell its Shares to investors pursuant to applications received and accepted by the Trust or its transfer agent. Further, the Trust reserves the right to issue Shares in connection with the merger or consolidation of any other investment company, trust or personal holding company with the Trust or the Trust`s acquisition by the purchase or otherwise, of all or substantially all of the assets of an investment company, trust or personal holding company, or substantially all of the outstanding shares or interests of any such entity. Any right granted to
Distributor to accept orders for Shares, or to make sales on behalf of the Trust or to purchase Shares for resale, will not apply to Shares issued in connection with the merger or consolidation of any other investment company with the Trust or its acquisition by purchase or otherwise, of all or substantially all of the assets of any investment company, trust or personal holding company, or substantially all of the outstanding shares or interests of any such entity, and such right shall not apply to Shares that may be offered by the Trust to shareholders by virtue of their being shareholders of the Trust.

4. SHARES COVERED BY THIS AGREEMENT. This Agreement relates to the issuance and sale of Shares that are duly authorized, registered, and available for sale by the Trust, including redeemed or repurchased Shares if and to the extent that they may be legally sold and if, but only if, the Trust authorizes the
Distributor to sell them.

5. PUBLIC OFFERING PRICE. All Shares sold by the Distributor pursuant to this
Agreement shall be sold at the public offering price. The public offering price for all accepted subscriptions will be the net asset value per share, as described in the Trust's current Prospectus and/or Statement of Additional
Information, next determined after the order is accepted by the Distributor. The
Distributor will process orders submitted by brokers for the sale of Shares at the public offering price exclusive of any commission charged by such broker to his customer.

6. SUSPENSION OF SALES. If and whenever the determination of net asset value per
Share of the Trust is suspended and until such suspension is terminated, no further orders for Shares shall be accepted by the Distributor except such unconditional orders placed with the Distributor before it had knowledge of the suspension. In addition, the Trust reserves the right to suspend sales and
Distributor's authority to accept orders for Shares on behalf of the Trust if, in the judgment of the Trustees of the Trust, it is in the best interests of the
Trust to do so, such suspension to continue for such period as may be determined by the Trustees of the Trust; and in that event, no orders to purchase Shares shall be processed or accepted by the Distributor on behalf of the Trust while such suspension remains in effect except for Shares necessary to cover unconditional orders accepted by Distributor before it had knowledge of the suspension, unless otherwise directed by the Trustees of the Trust.

7. SOLICITATION OF ORDERS. In consideration of the rights granted to the
Distributor under this Agreement, Distributor will use all reasonable efforts, consistent with its other business, to obtain from investors unconditional orders for Shares authorized for issuance by the Trust and registered under 1933
Act, provided that Distributor may in its discretion reject any order to purchase Shares. This does not obligate the Distributor to register or maintain its registration as a broker or dealer under the state securities laws of any jurisdiction if, in the discretion of the Distributor, such registration is not practical or feasible. The Trust shall make available to the Distributor at the expense of the Distributor such number of copies of the Trust's currently effective prospectus as the Distributor may reasonably request. The Trust shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares.

8. AUTHORIZED REPRESENTATIONS. The Trust is not authorized by the Distributor to give, on behalf of the Distributor, any information or to make any representations other than the information and representations contained in a registration statement or prospectus filed with the SEC under 1933 Act and/or
1940 Act, covering Shares, as such registration statement and prospectus may be amended or supplemented from time to time.

Neither Distributor nor any selected dealer nor any other person is authorized by the Trust to give on behalf of the Trust any information or to make any representations in connection with the sale of Shares other than the information and representations contained in a registration statement or prospectus filed with the SEC under the 1933 Act and/or 1940 Act, covering Shares, as such registration statement and prospectus may be amended or supplemented from time to time, or contained in shareholder reports or other

material that may be prepared by or on behalf of the Trust. This shall not be construed to prevent the Distributor from preparing and distributing tombstone ads and sales literature or other material as it may deem appropriate. No person other than Distributor is authorized to act as principal underwriter (as such term is defined in the 1940 Act, for the Trust.

9. REGISTRATION AND SALE OF ADDITIONAL SHARES. The Trust will take all action necessary to register an indefinite number of Shares pursuant to Rule 24f-2 under 1940 Act, as amended. The Trust will, in cooperation with the Distributor, take such action as may be necessary from time to time to qualify such Shares in any state mutually agreeable to the Distributor and the Trust, and to maintain such qualification.

10. EXPENSES. The Trust shall pay all fees and expenses:
         a. in connection with the preparation, setting in type and filing of any registration statement and prospectus under 1933 Act and/or 1940
         Act, and any amendments or supplements that may be made from time to time;
         b. in connection with the registration and qualification of Shares for sale in the various states in which the Trust shall determine it advisable to qualify such Shares for sale;
         c. of preparing, setting in type, printing and mailing any report or other communication to existing shareholders of the Trust in their capacity as such;
         d. of preparing, setting in type, printing and mailing prospectuses annually to existing shareholders;
         e. in connection with the issue and transfer of Shares resulting from the acceptance by Distributor of orders to purchase Shares placed with the Distributor by investors, including the expenses of confirming such purchase orders; and
         f. of any issue taxes or (in the case of Shares redeemed) any initial transfer taxes.

The Distributor shall pay (or will enter into arrangements providing that persons other than Distributor shall pay) all fees and expenses:
         a. of printing and distributing any prospectuses or reports prepared for its use in connection with the distribution of Shares to the public;
         b. of preparing, setting in type, printing and mailing any other literature used by the Distributor in connection with the distribution of the Shares to the public;
         c. of advertising in connection with the distribution of such Shares to the public; and
         d. incurred in connection with its registration as a broker or dealer or the registration or qualification of its officers, trustees or representatives under federal and state laws.

11. CONFORMITY WITH LAW. Distributor agrees that in selling Shares it shall duly conform in all respects with the laws of the United States and any state in which such Shares may be offered for sale by Distributor pursuant to this
Agreement and to the rules and regulations of the NASD.

12. INDEPENDENT CONTRACTOR. Distributor shall be an independent contractor and neither Distributor, nor any of its officers, trustees, employees, or representatives is or shall be an employee of the Trust in the performance of
Distributor's duties hereunder. Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder.

13. INDEMNIFICATION. (a) Distributor Distributor agrees to indemnify and hold harmless the Trust and each of its trustees, officers, employees, and representatives and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which the Trust or such of its trustees, officers, employees, representatives or controlling persons may become subject under 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i)
may be based upon any wrongful act by Distributor or any of Distributor's trustees, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, shareholder report or other information covering Shares filed or made public by the Trust or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to the Trust by Distributor. In no case (i) is
Distributor's indemnity in favor of the Trust, or any person indemnified to be deemed to protect the Trust or such indemnified person against any liability to which the Trust or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this
Agreement or (ii) is Distributor to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against the Trust or any person indemnified unless the Trust or such person, as the case may be, shall have notified Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust or upon such person
(or after the Trust or such person shall have received notice of such service on any designated agent). However, failure to notify Distributor of any such claim shall not relieve Distributor from any liability which Distributor may have to the Trust or any person against whom such action is brought otherwise than on account of Distributor's indemnity agreement contained in this Paragraph.

Distributor shall be entitled to participate, at its own expense, in the defense, or, if Distributor so elects, to assume the defense of any suit brought to enforce any such claim, but, if Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by Distributor and satisfactory to the Trust, to its trustees, officers, employees or representatives, or to any controlling person or persons, defendant or defendants, in the suit. In the event that Distributor elects to assume the defense of any such suit and retain such legal counsel, the Trust, its trustees, officers, employees, representatives or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional legal counsel retained by them. If Distributor does not elect to assume the defense of any such suit, Distributor will reimburse the Trust, such trustees, officers, employees, representatives or controlling person or persons, defendant or defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them. Distributor agrees to promptly notify the Trust of the commencement of any litigation or proceedings against it or any of its trustees, officers, employees or representatives in connection with the issue or sale of any Shares.

(b) Trust The Trust agrees to indemnify and hold harmless Distributor and each of its trustees, officers, employees, and representatives and each person, if any, who controls Distributor within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which Distributor or such of its trustees, officers, employees, representatives or controlling persons may become subject under the
1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Trust or any of the Trust's trustees, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, shareholder report or other information covering Shares filed or made public by the Trust or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to
Distributor by the Trust. In no case (i) is the Trust's indemnity in favor of the Distributor, or any person indemnified to be deemed to protect the
Distributor or such indemnified person against any liability to which the
Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this
Agreement, or (ii) is the Trust to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against Distributor, or any person indemnified unless Distributor, or such person, as the case may be, shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon Distributor or upon such person (or after Distributor or such person shall have received notice of such service on any designated agent). However, failure to notify the Trust of any such claim shall not relieve the Trust from any liability which the Trust may have to Distributor or any person against whom such action is brought otherwise than on account of the Trust's indemnity agreement contained in this Paragraph.
The Trust's indemnification agreement contained in this Section shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor and each of its then-present or former trustees, officers, employees, representatives or controlling persons and their successors.

The Trust shall be entitled to participate, at its own expense, in the defense, or, if the Trust so elects, to assume the defense of any suit brought to enforce any such claim, but, if the Trust elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Trust and satisfactory to
Distributor, to its trustees, officers, employees or representatives, or to any controlling person or persons, defendant or defendants in the suit. In the event that the Trust elects to assume the defense of any such suit and retain such legal counsel, Distributor, its trustees, officers, employees, representatives or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional legal counsel retained by them. If the Trust does not elect to assume the defense of any such suit, the Trust will reimburse Distributor, such trustees, officers, employees, representatives or controlling person or persons, defendant or defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them. The Trust agrees to promptly notify Distributor of the commencement of any litigation or proceedings against it or any of its trustees, officers, employees, or representatives in connection with the issue or sale of any Shares.

14. INSURANCE. The Distributor agrees to maintain fidelity bond and liability insurance coverages relating to the Trust which are, in scope and amount, consistent with coverages customary for distribution activities relating to open-end registered investment companies. The Distributor shall notify the Trust upon receipt of any notice of material, adverse change in the terms or provisions of its insurance coverage. Such notification shall include the date of change and the reason or reasons therefor. The Distributor shall notify the
Trust of any material claims against it, whether or not covered by insurance, and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by it under its insurance coverage.

15. ANTI-MONEY LAUNDERING. The Distributor agrees to maintain an anti-money laundering program in compliance with Title III of the Uniting and Strengthening
America by Providing Appropriate Tools Required to Intercept and Obstruct
Terrorism Act of 2001 (the "USA Patriot Act") and all applicable laws and regulations promulgated thereunder. The Distributor confirms that, as soon as possible following the request from the Trust, the Distributor will supply the
Trust with copies of the Distributor's anti-money laundering policy and procedures, and such other relevant certifications and representations regarding such policy and procedures as the Trust may reasonably request from time to time.

16. CONFIDENTIAL INFORMATION. The Distributor, its officers, trustees, employees and agents will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and to prior or present shareholders or to those persons or entities who respond to the Distributor's inquiries concerning investment in the Trust, and will not use such records and information for any purposes other than performance of the Distributor's responsibilities and duties hereunder. If the Distributor is requested or required to disclose any such information by law, statute, regulation, writ, decree or the like, including but not limited to depositions, interrogatories, requests for information or documents, subpoena, civil investigation, demand or other action,

proceeding or process, the Distributor will provide the Trust with prompt written notice of any such request or requirement so that the Trust may seek an appropriate protective order or other appropriate remedy and/or waive compliance with this provision. If such order or other remedy is not sought, or obtained, or waiver not received within a reasonable period following such notice, then the Distributor may without liability hereunder, disclose to the person, entity or agency requesting or requiring the information, that portion of the information that is legally required in the reasonable opinion of the
Distributor's counsel.

17. DISTRIBUTOR PROPERLY REGISTERED. The Distributor represents and warrants that it is duly organized and in good standing under the law of its jurisdiction of organization, is registered as a broker-dealer under the Exchange Act, and is a member in good standing of the NASD.

18. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall become effective upon its execution ("effective date") and, unless terminated as provided, shall remain in effect through December 19, 2007 and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the vote of a majority of the trustees of the Trust who are not interested persons of Distributor or of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and by vote of the trustees of the Trust or of a majority of the outstanding voting securities of the Trust. This Agreement may, on 60 days` written notice, be terminated at any time, without the payment of any penalty, by the vote of a majority of the trustees of the Trust who are not interested persons of Distributor or the
Trust, by a vote of a majority of the outstanding voting securities of the
Trust, or by Distributor. This Agreement will automatically terminate in the event of its assignment. In interpreting the provisions of this Paragraph, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment," and "majority of the outstanding securities") shall be applied. The provisions of Sections 13, 16, 20 and 21 hereof shall survive the termination of this Agreement.

19. AMENDMENT OF THIS AGREEMENT. No provisions of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought. If the Trust should at any time deem it necessary or advisable in the best interests of the Trust that any amendment of this
Agreement be made in order to comply with the recommendations or requirements of the SEC or other governmental authority or to obtain any advantage under state or federal tax laws and notifies Distributor of the form of such amendment, and the reasons therefore, and if Distributor should decline to assent to such amendment, the Trust may terminate this Agreement forthwith. If Distributor should at any time request that a change be made in the Trust's Declaration of
Trust or in its methods of doing business, in order to comply with any requirements of federal law or regulations of the SEC, or of a national securities association of which Distributor is or may be a member relating to the sale of Shares, and the Trust should not make such necessary change within a reasonable time, Distributor may terminate this Agreement forthwith.

20. MISCELLANEOUS. It is understood and expressly stipulated that neither the shareholders of the Trust, nor the trustees of the Trust shall be personally liable hereunder. This Agreement shall be construed, interpreted, and enforced in accordance with and governed by the laws of the State of Delaware. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. LIMITATION OF LIABILITY. The Distributor agrees that the obligations assumed by the Trust under this contract with respect to any Portfolio shall be limited in all cases to the Portfolio and its assets. The Distributor agrees that it shall not seek satisfaction of any such obligation from any other Portfolio, from the shareholders or any individual shareholder of the Portfolio or the
Trust or the Trustees, officers or any individual Trustee or officer of the
Trust. The Distributor understands and acknowledges that the rights and obligations of each Portfolio of the Trust under the Trust's Declaration of
Trust are separate and distinct from those of any and all other Portfolios.

Any obligations of the Trust entered into in the name or on behalf thereof by any of its Trustees or officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the
Trustees or officers, shareholders, representatives or agents of the Trust personally, but bind only the Trust property, and all persons dealing with any
Portfolio of the Trust must look solely to the Trust property belonging to such
Portfolio for the enforcement of any claims against the Trust.

22. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the
Trust, 2949 E. Elvira, Suite 101, Tucson, AZ 85706, and if to the Distributor,
at 2949 E. Elvira, Suite 101, Tucson, AZ 85706.

CLIPPER FUNDS TRUST

By:
--------------------------
    Kenneth Eich
    Principal Executive Officer

DAVIS DISTRIBUTORS, LLC

By:
--------------------------
    Thomas Tays
    Vice President